Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-254720 on Form S-4 of our report dated March 25, 2021, relating to the financial statements of MarketWise, LLC (formerly Beacon Street Group, LLC). We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
Baltimore, MD
June 16, 2021